Exhibit 99.1

HealthLynked Promotes Bill Crupi to Chief Operating Officer

NAPLES, Fla., June 26, 2024 — HealthLynked Corp. (OTCQB: HLYK), a pioneering provider of healthcare technology solutions, is pleased to announce the promotion of Bill Crupi to the position of Chief Operating Officer (COO), effective immediately. This strategic appointment underscores HealthLynked’s commitment to operational excellence and its vision to enhance healthcare connectivity.

Bill Crupi joined HealthLynked in 2023 and has since been instrumental in optimizing operational efficiencies and supporting the company’s growth trajectory. With over two decades of experience in the healthcare sector, Bill has demonstrated exceptional leadership in operations management and has been a driving force in advancing HealthLynked’s mission to connect patients and healthcare providers through innovative technology.

“We are delighted to elevate Bill Crupi to the role of Chief Operating Officer,” said Dr. Michael Dent, Founder and CEO of HealthLynked. “Bill’s extensive experience and proven track record in operational management make him the ideal candidate to lead our operations. Over the past year, I have had the pleasure of working closely with Bill and have been consistently impressed with his deep understanding of healthcare and his vision for how HealthLynked can significantly improve healthcare for everyone. His strategic insights and dedication have been invaluable to our success, and we are confident that under his leadership, HealthLynked will continue to thrive and expand.”

As COO, Bill will oversee the daily operations of HealthLynked, focusing on enhancing operational efficiencies, driving strategic initiatives, and ensuring the seamless delivery of healthcare services. His leadership will be pivotal in scaling the company’s network and improving the overall user experience for both patients and healthcare providers.

“I am honored to accept the role of Chief Operating Officer at HealthLynked,” said Bill Crupi. “This is an exciting time for our company, and I look forward to continuing our efforts to revolutionize healthcare connectivity. We have a remarkable team, and I am eager to contribute to our shared vision of transforming healthcare through technology. HealthLynked is a game-changer for the current healthcare landscape, and I am excited to be a part of it.”

Bill’s promotion comes at a critical juncture for HealthLynked as the company continues to expand its network and introduce cutting-edge solutions aimed at improving patient care and provider collaboration. His appointment reinforces HealthLynked’s dedication to leveraging technology to create a more connected and efficient healthcare system.

For more information about HealthLynked and its innovative healthcare solutions, please visit www.healthlynked.com.

About HealthLynked

HealthLynked Corp. is dedicated to improving global community health. Our mission unfolds in two pivotal goals: First, to transform healthcare into a system marked by enhanced efficiency and improved care for all, leveraging cutting-edge technology and connectivity. Second, to forge a patient-centric network that not only places patients at the heart of their healthcare journey but also mobilizes their participation to accelerate medical discoveries and the development of cures for diseases that impact humanity. This pioneering model empowers individuals with unparalleled access to and control over their medical information, fostering a collaborative environment where every patient contribution can spearhead breakthroughs in health and wellness. Through these concerted efforts, we aim to secure a healthier future for generations to come.

At the heart of our endeavors is the HealthLynked Network, a sophisticated, cloud-based platform designed to facilitate the seamless exchange of medical information among patients and healthcare providers. By centralizing and securing medical data — including medications, allergies, past surgeries, and personal health records — our members are empowered to take an active role in managing their healthcare with unparalleled ease and efficiency.

HealthLynked is a beacon for healthcare providers, offering an ecosystem that enhances patient care through improved communication and access to critical health information. Our network fosters an environment where providers can gain valuable insights into practice operations, enhancing patient compliance and optimizing scheduling. Providers are encouraged to join our network by claiming their profiles, thereby accessing HealthLynked’s suite of marketing tools designed to foster meaningful engagements with patients.

A cornerstone of our philosophy is the ethical management of healthcare data. HealthLynked does not sell any healthcare data, ensuring the privacy and security of our members’ information at all times.

We invite you to join us in this journey towards a healthier future. Download the HealthLynked app today, available on both Android and Apple devices, and take the first step in taking control of your healthcare.

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For more about HealthLynked Corp., please visit www.healthlynked.com. Stay connected with HealthLynked on Twitter, Facebook, Instagram, and LinkedIn.

Forward-Looking Statements & Risk Factors

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, including as a result of any acquisitions, performance, or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by our management, and us are inherently uncertain. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Certain risks and uncertainties applicable to our operations and us are described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and in other filings we have made with the U.S. Securities and Exchange Commission. These reports are publicly available at www.sec.gov.

For further information, please contact:

Investor Relations:

Michael Paisan, Director of Investor Relations
Phone: 1-800-928-7144, ext 123

Email: ir@healthlynked.com
Website: www.healthlynked.com

Corporate Communications:

InvestorBrandNetwork (IBN)
Los Angeles, California
www.InvestorBrandNetwork.com
310.299.1717 Office
Editor@InvestorBrandNetwork.com